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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001, except as to the information in Note V for which the date is February 28, 2001, relating to the financial statements and financial statement schedule of Sepracor, Inc., which appear in Sepracor's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Boston, Massachusetts

April 4, 2001